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                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                         MAGNUM HUNTER RESOURCES, INC.


                             Offer To Exchange Its
                          9.60% Senior Notes due 2012
                          Which Have Been Registered
                 Under The Securities Act of 1933, As Amended,
                                For Any And All
                Of Its Outstanding 9.60% Senior Notes Due 2012
                  That Were Issued and Sold In A Transaction
               Exempt From Registration Under The Securities Act
                 Pursuant to the Prospectus dated      , 2002

   This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's 9.60% Senior Notes due 2012 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to Deutsche Bank Trust Company Americas (the "Exchange Agent") on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

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   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON            , 2002 UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE
WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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                 The Exchange Agent for the Exchange Offer is:

                     DEUTSCHE BANK TRUST COMPANY AMERICAS

By Hand:                             By Mail:                    By Overnight Mail or Courier:
Deutsche Bank Trust Company Americas DB Services Tennessee, Inc. DB Services Tennessee, Inc.
C/O The Depository Trust Clearing    Reorganization Unit         Corporate Trust & Agency Services
  Corporation                        P.O. Box 292737             Reorganization Unit
55 Water Street, 1st floor           Nashville, TN 37229-2737    648 Grassmere Park Road
Jeanette Park Entrance                                           Nashville, TN 37211
New York, NY 10041

                         Via Facsimile: (615) 835-3701
                     Confirm by Telephone: (615) 835-3572

                     For Information Call: (800) 735-7777

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA
FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

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   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tenders to Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Prospectus dated      , 2002 (as the same may be amended or
supplemented from time to time, the "Prospectus"), and the related Letter of
Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the
Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old
Notes."

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
  Aggregate Principal Amount________________         Name(s) of Registered Holder(s):
  Amount Tendered: $_______________________*         ________________________________
  Certificate No(s) (if available):__________________________________________
  ___________________________________________________________________________
  ___________________________________________________________________________
  $__________________________________________________________________________
       (TOTAL PRINCIPAL AMOUNT REPRESENTED BY OLD NOTES CERTIFICATE(S))

  If Old Notes will be tendered by book-entry transfer, provide the following information:
  DTC Account Number:________________________________________________________
  Date:______________________________________________________________________
  __________________________________________
  * Must be in integral multiples of $1,000.

   All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                               PLEASE SIGN HERE

                        x__________________________ x___
                        x__________________________ x___
                        Signature(s) of Owner(s) or Date
                           Authorized Signatory

   Area Code and Telephone Number: ____________________________________________

   Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity,

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such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

   Name(s): ___________________________________________________________________
          _____________________________________________________________________
   Capacity: __________________________________________________________________
   Address(es): _______________________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________

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

                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

             _______________________________ ______________________
                      Name of Firm            Authorized Signature
             _______________________________ ______________________
                         Address                     Title
             _______________________________
                        Zip Code             (Please Type or Print)
             Area Code and Telephone Number: Date:_________________

NOTE:  DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR
   OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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